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                    8% CONVERTIBLE DEBENTURE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


No. __	                                     US $xx,000

MW Medical, Inc.

8% CONVERTIBLE DEBENTURE DUE JULY 31, 2000


THIS DEBENTURE is issued by MW Medical, Inc., a corporation organized and existing under the laws of the State of Nevada
(the "Company") and is designated as its 8% Convertible
Debenture Due July 31, 2000.

FOR VALUE RECEIVED, the Company promises to pay to ______________________, or permitted assigns (the "Holder"), the principal sum of _________________ Thousand and 00/100 (US $xx,000) Dollars on July 31, 2000 (the "Maturity Date") and to pay interest on the principal sum outstanding from time to time quarterly in arrears at the rate of 8% per annum accruing from the date of initial issuance. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. Quarterly interest payments shall be due and payable on September 30, December 31, March 31 and June 30 of each year, commencing with September 30, 1999. If any interest payment date or the Maturity Date is not a business day in the State of New York, then such payment shall be made on the next succeeding business day. The interest on this Debenture is payable at the option of the Company, upon notice to the Holder, in cash or in shares of Common Stock of the Company, $.001 par value per share ("Common Stock") valued at the Conversion Price (as defined herein) on the interest payment date, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time, and in the absence of notice is payable in cash. The Company will pay the principal of and any accrued but unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted, to the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder at the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and

NY:71729.3                      1

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interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

This Debenture is subject to the following additional provisions:

	1.	The Company shall be entitled to withhold from all
payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

	2.	This Debenture has been issued subject to investment
representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities
Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Company of any proposed transfer of this Debenture.
In the event of any proposed transfer of this Debenture, the
Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign
securities laws.   Prior to due presentment for transfer of this
Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. This Debenture has been executed and delivered pursuant to the Debenture and Warrants Purchase Agreement dated as of July 14, 1999 between the Company and the original Holder (the
"Purchase Agreement"), and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

	3.	(a) The Holder of this Debenture is entitled, at its
option, to convert at any time commencing on the date hereof, the principal amount of this Debenture or any portion thereof, together with accrued but unpaid interest, into shares of Common Stock of the Company ("Conversion Shares") at a conversion price for each share of Common Stock ("Conversion Price") equal to the lower of (a) 75% of the Market Price at the Conversion Date (as defined in Section 6 hereof) or (b) $2.75. The term "Market
Price" shall have the meaning set forth in the Purchase
Agreement.

		(b) The Company shall have the right at any time prior to the Maturity Date to require conversion of the entire principal amount of this Debenture, together with all other
Debentures of the series of which this Debenture is one part, if and only if all of the following conditions are met:

			(i) the closing bid price for the Common Stock (adjusted for any subsequent splits, reverse splits or dividends in the form of additional shares of Common Stock)

NY:71729.3                      2

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shall equal or
exceed $7.00 for each of the twenty-two (22) Trading Days preceding the Company's notice of mandatory conversion;

			(ii) the trading volume of the Common Stock shall equal or exceed 100,000 shares for each of the twenty-two (22)
Trading Days preceding the Company's notice of mandatory conversion; and

			(iii) the Registration Statement shall be effective for resales of the Conversion Shares by the holder on the Mandatory Conversion Date.

The Company shall provide the holder with written notice of mandatory conversion setting forth the date of such mandatory conversion (the "Mandatory Conversion Date") and certifying that the foregoing conditions have all been met. The Mandatory Conversion Date shall be no later than five (5) Trading Days following the date on which the notice of mandatory conversion is delivered to the holder, and shall be automatically effective on the Mandatory Conversion Date at the Conversion Price in effect on such Mandatory Conversion Date. No interest shall accrue on this Debenture from and after the Mandatory Conversion Date, and following the Mandatory Conversion Date, this Debenture shall only represent the right to receive the applicable number of Conversion Shares and any accrued but unpaid interest through and including the Mandatory Conversion Date.

	4.	Notwithstanding the provisions of Section 3, the
Conversion Price shall not be less than $0.75 if all of the following conditions are satisfied:

		(a)	The Registration Statement shall be effective;

		(b)	The Common Stock shall have traded (since the
effective date of the Registration Statement) for thirty (30)
consecutive Trading Days with an average daily volume of 140,000 shares at a volume-weighted average price (as shown on the Bloomberg AQR function) of at least 150% of the closing bid price on the first Closing Date; and

		(c)	The Company's microwave hair removal product
shall have received FDA approval in writing.

In addition, the minimum Conversion Price shall be further increased as follows if the foregoing conditions continue to be met and any or all of the following conditions are met:

		(d)	The Company's most recent timely filed Form 10-Q
or QSB shows net revenues for such quarter of at least
$10,000,000 (an increase of $0.25 in the minimum Conversion
Price);

		(e)	The Company's most recent timely filed Form 10-K
or KSB shows net revenues for such fiscal year of at least
$50,000,000 (an increase of $0.35 in the minimum Conversion
Price);

NY:71729.3                      3

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		(f)	The Common Stock shall have traded (since the
effective date of the Registration Statement) for thirty (30)
consecutive Trading Days with an average daily volume of 250,000 shares (an increase of $0.25 in the minimum Conversion Price.

By way of example, if all six of the foregoing conditions are met, the minimum Conversion Price (irrespective of the actual
Market Price) would be $1.60.

	The ceiling Conversion Price of $2.75 and the minimum Conversion Price as described in this Section 4 shall be subject to proportionate adjustment for any stock split, reverse stock split or dividend payable in shares of Common Stock for which the record date applicable thereto is after the date of issuance of this Debenture.

	5.	In the event that the Conversion Price of the Common
Stock is less than $1.00 per share on any Conversion Date, the Company may elect to deliver to the Holder in consideration of any such conversion (i) cash, (ii) Conversion Shares or (iii) any combination thereof. The amount of cash to be delivered shall equal the closing ask price on the Conversion Date multiplied by the number of shares of Common Stock as would have been issued at the Conversion Price upon such conversion. The Company's ability to deliver cash as full or partial conversion consideration in accordance with this Section 5 shall be conditioned on the Company's delivery of notice to the Holder of such election by the Company no later than two business hours following the Company's receipt of a Notice of Conversion. The Holder shall then have a further twenty-four (24) hour period in which to withdraw his Notice of Conversion, or else the Holder shall be deemed to have accepted such alternative cash consideration. Such cash shall be paid within three (3) Trading Days, or else the Company shall be deemed to have elected not to honor a conversion in cash and shall instead deliver shares of Common Stock.

	6.	(a)	Conversion shall be effectuated by surrendering
this Debenture to the Company (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the "Notice of Conversion"), executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued but, unpaid at the date of issuance to the date of conversion shall, at the option of the Company, be paid in cash as set forth above or in Common Stock upon conversion at the Conversion Price on the Conversion Date. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Conversion is given
(the "Conversion Date") shall be deemed to be the date on which the Holder faxes the Notice of Conversion duly executed to the Company. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number (602) 443-1235 Attn.:
Jan Wallace. Certificates representing Common Stock upon conversion will be delivered to the Holder within five (5)
Trading Days from the date the Notice of Conversion is delivered to the Company. Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

NY:71729.3                      4

<Page >

		(b)	The Company understands that a delay in the
issuance of shares of Common Stock upon a conversion beyond the five (5) Trading Day period described in Section 6(a) could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay late payments to the Holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where "No. Trading Days Late" is defined as the number of Trading Days beyond five (5) Trading Days from the date the Notice of Conversion is delivered to the Company).

------------------------------------------------------------------
No. Trading Days Late       |  Late Payment for Each
                            |  $5,000 of Principal Amount
                            |  Being Converted
------------------------------------------------------------------
1                              $100
------------------------------------------------------------------
2                              $200
------------------------------------------------------------------
3                              $300
------------------------------------------------------------------
4                              $400
------------------------------------------------------------------
5                              $500
------------------------------------------------------------------
6                              $600
------------------------------------------------------------------
7                              $700
------------------------------------------------------------------
8                              $800
------------------------------------------------------------------
9                              $900
------------------------------------------------------------------
10                             $1,000
------------------------------------------------------------------
More than 10                   $1,000 +$200 for each Trading Day
                               Late beyond 10 Trading Days
------------------------------------------------------------------

The Company shall pay any payments incurred under this Section 6(b) in immediately available funds upon demand. Nothing herein shall limit Holder's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver Common Stock to the holder, including, without limitation, the Holder's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days from the date the Notice

NY:71729.3                      5

<Page >

of Conversion is delivered to the Company, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion, and in such event no late payments shall be due in connection with such withdrawn conversion.

If at any time (a) the Company challenges, disputes or denies the right of the Holder to effect the conversion of this Debenture into Common Stock or otherwise dishonors or rejects any Notice of Conversion delivered in accordance with this Section 6 or (b) any Company stockholder who is not and has never been an Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Holder obtains a judgment or any injunctive relief from any court or public or governmental authority which denies, enjoins, limits, modifies, delays or disputes the right of the holder hereof to effect the conversion of this Debenture into Common Stock, then the Holder shall have the right, by written notice, to require the Company to promptly redeem this Debenture for cash at a redemption price equal to one hundred thirty percent (130%) of the outstanding principal amount hereof and all accrued and unpaid interest hereon. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder), subject in the case of clause (b) to the Company's right to control and assume the defense of any such action. In the absence of an injunction precluding the same, the Company shall issue shares upon a properly noticed conversion.

The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C.
101 et seq. (the "Bankruptcy Code") to the fullest extent permitted by the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. 362 in respect of the Holder's conversion privilege.

	7.	No provision of this Debenture shall alter or impair
the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or shares of Common Stock, herein prescribed. This
Debenture is a direct obligation of the Company.

	8.	If the Company merges or consolidates with another
corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any proposed merger, consolidation or sale or transfer of all or substantially all of the assets of the Company (a "Sale"),

NY:71729.3                      6

<Page >

the Holder hereof
shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. In the event the Holder hereof shall elect not to convert, the Company may prepay all outstanding principal and accrued interest on this Debenture, less all amounts required by law to be deducted, upon which tender of payment following such notice, the right of conversion shall terminate.

	9.	The Holder of the Debenture, by acceptance hereof,
agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

	10.	This Debenture shall be governed by and construed in
accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

	11.	The following shall constitute an "Event of Default":

		(a)	The Company shall default in the payment of
principal or interest or honoring a conversion on this Debenture and same shall continue for a period of three (3) days; or

		(b)	Any of the representations or warranties made by
the Company herein, in the Purchase Agreement, the Registration
Rights Agreement, or in any agreement, certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Purchase Agreement shall be false or misleading in any material respect at the time made; or

		(c)	The Company fails to issue shares of Common Stock
to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Purchase Agreement or the Registration Rights Agreement and such legend removal is otherwise lawful, and any such failure shall continue uncured for five (5) Trading Days; or

NY:71729.3                      7

<Page >

		(d)	The Company shall fail to perform or observe, in
any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under the Purchase Agreement, the Registration Rights Agreement or this
Debenture and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

		(e)	The Company shall (1)  admit in writing its
inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

		(f)	A trustee, liquidator or receiver shall be
appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

		(g)	Any governmental agency or any court of competent
jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

		(h)	Any money judgment, writ or warrant of attachment,
or similar process in excess of One Hundred Thousand ($100,000)
Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty
(60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

		(i)	Bankruptcy, reorganization, insolvency or
liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

		(j)	The Company shall have its Common Stock suspended
or delisted from trading on a Principal Market for in excess of two (2) Trading Days;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

NY:71729.3                      8

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	12.	Nothing contained in this Debenture shall be construed
as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

	13.	In no event shall the Holder be permitted to convert
this Debenture for shares of Common Stock in excess of the amount of this Debenture upon the conversion of which, (x) the number of shares of Common Stock owned by such Holder (other than shares of Common Stock issuable upon conversion of this Debenture) plus (y) the number of shares of Common Stock issuable upon conversion of this Debenture, would be equal to or exceed 9.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon conversion of this Debenture held by such Holder after application of this Section 13. As used herein, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Section 13 applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder) and of which a portion of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether this Debenture is convertible (in relation to other securities owned by such holder) and of which portion of this Debenture is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a holder to convert this Debenture into shares of Common Stock at such time as such conversion will not violate the provisions of this Section 13. The provisions of this Section 13 may be waived by the Holder of this Debenture upon not less than 75 days' prior notice to the Company, and the provisions of this Section 13 shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver). No conversion of this Debenture in violation of this Section 13 but otherwise in accordance with this Debenture shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and nonassessable. If on the Maturity Date or any Mandatory Conversion Date the conversion of this Debenture into Common Stock pursuant to Section 3 would cause the limit contained in the first sentence of this Section 13 to be exceeded, such conversion of this Debenture shall occur up to such limit and the remaining unconverted portion of this Debenture shall be converted into Common Stock (1) in accordance with one or more Notices of Conversion delivered by the Holder or
(2) 65 days after the Maturity Date or Mandatory Conversion Date, whichever is earlier. Notwithstanding anything contained herein to the contrary, no interest shall accrue after the Maturity Date on any such unconverted portion of this Debenture.

	14.	The Company shall have the right to cause Holder to
exchange this Debenture for shares of the Company's Convertible
Preferred Stock upon the following terms and conditions:

		(a)	The Convertible Preferred Stock to be issued shall
have been duly authorized by the Company's Board of Directors and stockholders, and the exchange of such shares for this Debenture shall have been duly authorized by the Company's Board of Directors, and the holder shall have received an opinion of counsel to the Company to such effect.

NY:71729.3                      9

<Page >

		(b)	The Convertible Preferred Stock shall have
economic rights identical with that of this Debenture (e.g. the dividend rate and times of accrual and payment shall be identical to the interest under this Debenture, the conversion rights and Conversion Price shall be identical to this Debenture, the liquidation preference shall be equal to the principal amount of this Debenture) other than priority with creditors of the Company upon liquidation or dissolution of the Company.

		(c)	The Registration Statement shall have been
declared effective and shall remain effective following the date of such exchange.

		(d)	There shall be no Event of Default in existence
under this Debenture.

		(e)	There shall have been no Material Adverse Effect
with respect to the Company since the issuance date of this Debenture.

If all of the foregoing conditions have been met, then the Company shall have the right, by written notice to the Holder, accompanied by the opinion of counsel and a certified copy of the Certificate of Designations for the Convertible Preferred Stock, to demand that the Holder tender this Debenture to the Escrow Agent to be held in escrow against delivery to the Escrow Agent of the certificates representing the Convertible Preferred Stock (which shall have a liquidation preference equal to the outstanding principal balance hereof plus all accrued but unpaid interest). The Escrow Agent shall then deliver such Convertible Preferred Stock certificates to the Holder and shall deliver this Debenture to the Company. The Holder shall be entitled to convert all or any part of this Debenture prior to receipt by the Escrow Agent of such Convertible Preferred Stock certificates.

NY:71729.3                      10

<Page >

	IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.
Dated:  July 20, 1999


MW Medical, Inc.


By: \s\ Jan Wallace
   -----------------------------
Name: Jan Wallace
     ---------------------------
Title: President, CEO
      --------------------------

NY:71729.3                      11

<Page >

                            EXHIBIT A

                      NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert
$ ________________ of the principal amount of the above
Debenture No. ___ into Shares of Common Stock of MW Medical,
Inc. (the "Company") according to the conditions hereof, as of the date written below.

Date of Conversion* ____________________________________________

Applicable Conversion Price ____________________________________

Accrued and unpaid Interest ____________________________________

Signature_______________________________________________________
                        [Name]
Address:________________________________________________________

        ________________________________________________________



* If such conversion represents the remaining principal balance of the Debenture, the original Debenture must be delivered to the Company within three Trading Days.


NY:71729.3                      12